UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 17, 2015
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 17, 2015, John W. Benson, a member of the Board of Directors of SurModics, Inc. (the “Company”), informed the Company of his intention to retire from its Board of Directors effective at the conclusion of the Company’s 2016 Annual Meeting of Shareholders to be held in February 2016.  A copy of a press release (the “Press Release”) announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)           On December 18, 2015, the Board of Directors appointed Shawn McCormick, 51, to serve as a director of the Company, effective immediately.  In connection with this appointment, the Board also increased the size of the Board from six members to seven members.  Mr. McCormick will serve on the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors.  There are no arrangements or understandings between Mr. McCormick and any other persons pursuant to which either was appointed a director of the Company, and neither has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. McCormick will be compensated for his services on the Board of Directors in accordance with the Company’s Board Compensation Policy (the “Policy”).  Pursuant to the Policy, Mr. McCormick will receive an annual cash retainer of $35,000 for his service on the board, $6,500 for his service on the Audit Committee, and $4,000 for his service on the Corporate Governance and Nominating Committee.  In addition to the cash retainers, Mr. McCormick was granted an equity award having a grant date fair value of $60,000, one-half of such award in the form of a nonqualified stock option to purchase shares of the Company’s common stock and the other half in the form of restricted stock units.  The stock options have a seven-year term, and vest ratably on a monthly basis and will become fully vested on the first anniversary of the date of grant.  The restricted stock units vest ratably on a monthly basis and will become fully vested on the first anniversary of the date of grant.

An announcement regarding Mr. McCormick’s appointment is included in the Press Release.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2015, the Board of Directors of the Company amended the Company’s Restated Bylaws (the “Bylaws”).  The amendments to the Bylaws (a) permit shareholder meetings by remote communication, (b) clarify that the advance notice provisions require information not only about the shareholder proponent but also any beneficial owner on whose behalf the proposal or nomination is being made, and (c) clarify the role of the Chairman of the Board and that such position is not necessarily an officer position.  The amendments to the Bylaws also give effect to certain other ministerial changes.

The Bylaws, as amended, are filed as Exhibit 3.2 to this report and are incorporated by reference herein. The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description

	3.2	Restated Bylaws of SurModics, Inc., as amended December 18, 2015

	99.1	Press Release dated December 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	December 22, 2015	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.2	Restated Bylaws of SurModics, Inc., as amended December 18, 2015

99.1	Press Release dated December 18, 2015